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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Starwood Lodging Trust and Starwood Lodging Corporation on Form S-3 (File No. 333-13411), Form S-3 (File No. 333-22219), and Form S-8 (File No. 333-02721), of
our report dated August 29, 1997, except for Note 9 for which the date is September 10, 1997, on our audit of the combined financial statements of The Flatley Hotels as of December 31, 1996, and for the year then ended, which report is included in this Current Report on Form 8-K.

                            COOPERS & LYBRAND L.L.P.

San Francisco, California
September 19, 1997